                                                                    Exhibit 99.1

                         Form 3 Joint Filer Information

Name:                              SunTx CPI Expansion Fund GP, L.P.

Address:                           5420 LBJ Freeway, Suite 1000
                                   Dallas, TX 75240

Date of Event Requiring            05/03/18
Statement:

Name:                              SunTx Capital Partners L.P.

Address:                           5420 LBJ Freeway, Suite 1000
                                   Dallas, TX 75240

Date of Event Requiring            05/03/18
Statement:

Name:                              SunTx CPI Expansion Fund, L.P.

Address:                           5420 LBJ Freeway, Suite 1000
                                   Dallas, TX 75240

Date of Event Requiring            05/03/18
Statement:

Name:                              SunTx Fulcrum Fund Prime, L.P.

Address:                           5420 LBJ Freeway, Suite 1000
                                   Dallas, TX 75240

Date of Event Requiring            05/03/18
Statement:

Name:                              SunTx Fulcrum Dutch Investors Prime, L.P.

Address:                           5420 LBJ Freeway, Suite 1000
                                   Dallas, TX 75240

Date of Event Requiring            05/03/18
Statement:

Name:                              Ned N. Fleming

Address:                           5420 LBJ Freeway, Suite 1000
                                   Dallas, TX 75240

Date of Event Requiring            05/03/18
Statement:

Name:                              Craig Jennings

Address:                           5420 LBJ Freeway, Suite 1000
                                   Dallas, TX 75240

Date of Event Requiring            05/03/18
Statement:

Name:                              Mark R. Matteson

Address:                           5420 LBJ Freeway, Suite 1000
                                   Dallas, TX 75240

Date of Event Requiring            05/03/18
Statement: